Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Completes

Spin-Off of Concentra

MECHANICSBURG, PENNSYLVANIA — November 25, 2024 — Select Medical Holdings Corporation (“Select Medical,” “we,” “us,” or “our”) (NYSE: SEM) today announced that we have completed our previously announced distribution (the “Distribution”) of 104,093,503 shares of common stock of Concentra Group Holdings Parent, Inc. (“Concentra”) (NYSE: CON) owned by Select Medical Corporation (“SMC”), a wholly owned subsidiary of Select Medical, representing approximately 81.7% of the outstanding shares of Concentra’s common stock. After the completion of the Distribution, Select Medical no longer owns any shares of Concentra’s common stock.

The Distribution was made today to Select Medical’s stockholders as of the close of business on the record date (the “Record Date”) for the Distribution, November 18, 2024. The Distribution took place in the form of a pro rata common stock distribution to each of Select Medical’s stockholder on the Record Date. Based on the shares of Select Medical’s common stock outstanding as of the Record Date, Select Medical’s stockholders received 0.806971 shares of Concentra’s common stock for every share of Select Medical’s common stock held as of the Record Date.

No fractional shares of Concentra’s common stock were distributed. Instead, Select Medical’s stockholders will receive cash in lieu of any fraction of a share of Concentra’s common stock that they otherwise would have received.

On November 19, 2024, Select Medical made available an information statement to its stockholders on the Record Date, which included details on the Distribution. The information statement is posted under the Investor Relations tab on Select Medical’s website at www.selectmedical.com/investor-relations/.

J.P. Morgan and Goldman Sachs acted as financial advisors to Select Medical in connection with the Distribution. Dechert LLP acted as legal advisor to Select Medical in connection with the Distribution.

About Select Medical

Select Medical is one of the largest operators of critical illness recovery hospitals, rehabilitation hospitals, outpatient rehabilitation clinics, and occupational health centers in the United States based on number of facilities. Select Medical’s reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, the outpatient rehabilitation segment, and the Concentra segment. As of September 30, 2024, Select Medical operated 106 critical illness recovery hospitals in 29 states, 34 rehabilitation hospitals in 13 states, 1,925 outpatient rehabilitation clinics in 39 states and the District of Columbia, and 549 occupational health centers in 41 states. At September 30, 2024, Select Medical had operations in 46 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

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This press release may contain forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in Select Medical’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine Select Medical’s future results are beyond the ability of Select Medical to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Select Medical undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation